UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2007

Cyberkinetics Neurotechnology Systems, Inc.
(Exact name of registrant specified in charter)

Delaware	000-50505	13-4287300
(State of	(Commission File	(IRS Employer
Incorporation)	Number)	Identification No.)

100 Foxborough Blvd., Suite 240
Foxborough, MA 02035
(Address of principal executive offices) (Zip Code)

508-549-9981
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 8.01  Other Events

On May 10, 2007, the Company received a letter from the Food and Drug Administration (“FDA”) in response to the Humanitarian Device Exemption (“HDE”) application filed by the Company with the FDA in February 2007. The Company filed its HDE application to obtain market clearance for the Company’s implantable Andara™ Oscillating Field Stimulator Therapy (“Andara™ OFS™ Therapy”). In its letter, the FDA included certain questions that arose from its review of the Company’s HDE submission. The Company intends to address such questions and respond to the FDA by the end of June 2007. Once the Company submits its response to the FDA, the FDA will commence another 75-day review period.

The Company continues to prepare for a 2007 launch of the Andara OFS Therapy. Such launch is contingent upon receiving FDA clearance, which clearance may or may not be received. If the Company receives market clearance from the FDA, the Andara™ OFS™ Therapy would be the first commercially available neurotechnology device designed to partially restore sensation and motor function in acute spinal cord injuries by stimulating nerve repair.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyberkinetics Neurotechnology Systems, Inc.

By:	/s/ Timothy R. Surgenor
Name:	Timothy R. Surgenor
Title:	President and Chief Executive Officer

Dated: May 16, 2007